                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                      ___________________________________

                                   FORM 8-K-A

             (Amendment No. 1 to Form 8-K Filed January 30, 1998)

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported)   January 16, 1998

                               AURORA FOODS INC.

              (Exact Name of Registrant as Specified in Charter)

        DELAWARE                        33-24715               13-3921934
      (State or Other                (Commission File        (IRS Employer
     Jurisdiction of Incorporation     Number)             Identification No.)


          445 Hutchinson Ave. Ste. 960, Columbus, Ohio           43235
         (Address of Principal Executive Offices)             (Zip Code)

                                (614) 436-8600
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changes Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On January 16, 1998, Aurora Foods Inc. a Delaware corporation (the "Company"), completed the acquisition (the "Acquisition") of substantially all of the assets of the Duncan Hines business from The Procter & Gamble Company ("P&G") and certain of its affiliates. These assets include (i) Duncan Hines and associated trademarks, (ii) substantially all of the equipment for the manufacture of Duncan Hines products currently located in P&G's Jackson, Tennessee facility,
(iii) proprietary formulations for Duncan Hines products, (iv) other product specifications and customer lists and (v) rights under certain contracts, licenses, purchase orders and other arrangements and permits. The Company intends to use the acquired assets in its operation of the Duncan Hines business. The purchase price of approximately $445 million was based on arm's length negotiations between the Company and P&G.

To finance the acquisition of the Duncan Hines business and related costs, the Company incurred an early extinguishment of its existing senior secured term debt and senior secured revolving debt facility, which totaled $76.5 million. The Company borrowed $450.0 million of senior secured bank debt under a Second Amended and Restated Credit Agreement, and received a capital contribution from Aurora Foods Holdings Inc., the Company's parent, of $93.8 million. As a result of the early extinguishment, the Company will record an extraordinary charge of $1.8 million, net of income taxes of $1.2 million, for the write-off of deferred loan acquisition costs in 1998.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (a) Financial Statements of the Business Acquired (the Duncan Hines business of P&G). The audited Statement of Equipment and Goodwill as of June
30, 1997 and 1996 and the audited Statements of Direct Revenues and Direct Expenses for the years ended June 30, 1997, 1996, and 1995 together with the report of independent accountants. The unaudited Statement of Equipment and Goodwill as of December 31, 1997 and the unaudited Statements of Direct Revenues and Direct Expenses for the six month period ended December 31, 1997 and the three month period ended September 30, 1997.

     (b) Pro forma Financial Information. The pro forma statement of operations of Aurora Foods Inc. for the year ended December 27, 1997 and the pro forma balance sheet as of December 27, 1997 together with notes are included on pages 10 through 17 herein.

     (c) Exhibits. The following exhibits were filed along with the form 8-K ("the original 8-K") dated January 16, 1998 and filed with the Securities and Exchange Commission on January 30, 1998.

                2.1 Asset Sale and Purchase dated November 26, 1997 between MBW Investors LLC and the Procter & Gamble Company and joined solely for the purpose stated therein by the Procter & Gamble Manufacturing Company, the Procter & Gamble Distributing Company and Procter & Gamble, Inc. (the text of which and exhibits to which are incorporated by reference to exhibit 2.1 to a list of contents of the schedules to which was filed with the original 8-K)

                99.1 Lenders under the Second Amended and Restated Credit
                     Agreement (incorporated by reference to exhibit 99.1 to the original 8-K).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 31, 1998                  AURORA FOODS INC.


                                        By: /s/ DIRK GRIZZLE
                                        ---------------------
                                            DIRK GRIZZLE
                                            Chief Financial Officer

Item 7 (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of the Duncan Hines Business of P&G are included in item 7 (a):

                                                                            Page
                                                                            ----
Independent Auditors' Report                                                  5

Financial Statements:

Statement of Equipment and Goodwill as of December 31, 1997 (unaudited)
and as of June 30, 1997 and 1996                                               6

Statement of Direct Revenues and Direct Expenses for the years ended
June 30, 1997, 1996 and 1995 and for the six month period ended
December 31, 1997 (unaudited) and for the three month period ended
September 30, 1997 (unaudited)                                                 7

Notes to the Financial Statements                                             8-9


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Management of The Procter & Gamble Company:

We have audited the accompanying statement of equipment and goodwill as of June 30, 1997 and 1996 and statements of direct revenues and direct expenses of the Duncan Hines Business of The Procter & Gamble Company ("Procter & Gamble") for the years ended June 30, 1997, 1996, and 1995 (collectively, the "statements"). These statements are the responsibility of Procter & Gamble's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements referred to above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements referred to above. We believe that our audits provide a reasonable basis for our opinion.

The assets and operations covered by the statements referred to above are a part of The Procter & Gamble Company and have no separate legal status or existence. As described in Notes 1 and 2 to the statements, the statements referred to above have been prepared from Procter & Gamble's consolidated financial records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis.

In our opinion, the statements referred to above present fairly, in all material respects, the equipment and goodwill as of June 30, 1997 and 1996 and the direct revenues and direct expenses of the Duncan Hines Business of The Procter & Gamble Company for the years ended June 30, 1997, 1996, and 1995 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Cincinnati, Ohio
March 20, 1998

THE DUNCAN HINES BUSINESS OF
THE PROCTER & GAMBLE COMPANY

STATEMENT OF EQUIPMENT AND GOODWILL
AS OF DECEMBER 31, 1997 AND JUNE 30, 1997 AND 1996

--------------------------------------------------------------------------------
                                DECEMBER 31,
                                   1997         JUNE 30,        JUNE 30,
(AMOUNTS IN THOUSANDS)          (UNAUDITED)      1997             1996
EQUIPMENT - NET                   $18,065       $19,349         $20,502

GOODWILL                            3,914         3,914           3,914
                                ---------       -------         -------

TOTAL                             $21,979       $23,263         $24,416
                                =========       =======         =======


See accompanying notes.

THE DUNCAN HINES BUSINESS OF
THE PROCTER & GAMBLE COMPANY

STATEMENTS OF DIRECT REVENUES AND DIRECT EXPENSES
FOR THE YEARS ENDED JUNE 30, 1997, 1996, AND 1995, FOR
THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND
FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                        SIX-MONTH               THREE-MONTH
                                       PERIOD ENDED            PERIOD ENDED
                                       DECEMBER 31,            SEPTEMBER 30,                    YEAR ENDED JUNE 30,
                                          1997                    1997                  ------------------------------------
(AMOUNTS IN THOUSANDS)                 (UNAUDITED)              (UNAUDITED)             1997            1996            1995
DIRECT REVENUES:
  Gross revenues                        $154,519                $68,831                 $253,548        $277,721        $281,303
  Less:
    Trade spending                       (15,822)                (6,816)                 (19,646)        (16,357)        (14,775)
    Coupon expense                        (2,194)                (1,135)                  (2,900)         (3,378)         (5,388)
                                        ---------               --------                ---------       ---------       ---------
      Net direct revenues                136,503                 60,880                  231,002         257,986         261,140
                                        ---------               --------                ---------       ---------       ---------

COSTS OF PRODUCTS SOLD:
  Product costs                           85,139                  39,469                 144,261         153,791         153,015
  Delivery costs                           6,398                   3,003                  11,787          13,388          14,267
                                        ---------               --------                ---------       ---------       ---------
    Total costs of products sold          91,537                  42.472                 156,048         167,179         167,282
                                        ---------               --------                ---------       ---------       ---------

GROSS MARGIN                              44,966                  18,408                  74,954          90,807          93,858
                                        ---------               --------                ---------       ---------       ---------

DIRECT MARKETING:
  Consumer promotional expense             1,184                    526                    3,376           5,186           4,498
  Advertising expense                      6,549                  2,999                    9,957          13,798          12,276
  Other marketing expenses                 1,119                    498                    2,520           4,049           3,245
                                        ---------               --------                ---------       ---------       ---------
     Total direct marketing expenses       8,852                  4,023                   15,853          23,033          20,019
                                        ---------               --------                ---------       ---------       ---------

DIRECT SELLING, ADMINISTRATIVE
  AND OTHER                                4,131                  1,670                   10,041          10,791           9,962
                                        ---------               --------                ---------       ---------       ---------

EXCESS OF DIRECT REVENUES
  OVER DIRECT EXPENSES                  $ 31,983                $ 12,715                $ 49,060        $ 56,983        $ 63,877
                                        =========               ========                =========       =========       =========

See accompanying notes to the financial statements.

THE DUNCAN HINES BUSINESS OF
THE PROCTER & GAMBLE COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1.  BASIS OF PRESENTATION

On January 16, 1998, The Procter & Gamble Company (Procter & Gamble) sold certain assets and the related business of the Duncan Hines brand ("Duncan Hines Business"). The Duncan Hines Business produces baking goods which are manufactured at Procter & Gamble's Jackson, TN. Plant, which also produces other food products for Procter & Gamble that are unrelated to the Duncan Hines Business. The accompanying statements present the equipment and goodwill that Procter & Gamble sold as of December 31, 1997 and June 30, 1997 and 1996 and direct revenues, costs of products sold, direct marketing expenses and direct selling, administrative and other expenses for the years ended June 30, 1997, 1996, and 1995, the three-month period ended September 30, 1997 and the six-month period ended December 31, 1997 for the Duncan Hines Business. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

Procter & Gamble does not account for the Duncan Hines Business as a separate entity. Accordingly, the information included in the accompanying statements of direct revenues and direct expenses has been obtained from Procter & Gamble's consolidated financial records. The statements of direct revenues and direct expenses include allocations of certain Procter & Gamble selling, administrative, and other expenses, as discussed in Note 2. Procter & Gamble management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis, since certain other selling, administrative, and other expenses are provided to the Duncan Hines Business that are not included in the accompanying statements as discussed in Note 2.

In addition, the statements of direct revenues and direct expenses include allocations of certain Jackson Plant costs, as discussed in Note 2. Procter & Gamble management believes these allocations are reasonable; however, these allocated costs may not necessarily be indicative of costs that would have been incurred by the Duncan Hines Business on a stand-alone basis, since these allocated costs are based on the structure of the Jackson Plant operations and related activities, as managed and operated by Procter & Gamble.

Equipment and goodwill and direct revenues and direct expenses are presented in the accompanying statements in accordance with generally accepted accounting principles. The unaudited information for the three-month period ended September 30, 1997 and the six-month period ended December 31, 1997 contains all adjustments, consisting only of normal recurring accruals, necessary for a consistent presentation of the direct revenues and direct expenses for the three-month and six-month periods.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition - Revenue from the sale of products is recognized at the time the products are shipped.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions Procter & Gamble may undertake in the future, actual results ultimately may differ from the estimates.

Equipment - Equipment cost and the related accumulated depreciation were as follows:

                                      DECEMBER 31,
                                          1997         JUNE 30,        JUNE 30,
                                      (UNAUDITED)        1997            1996
Equipment cost                          $51,604         $51,793         $50,038
Accumulated depreciation                 33,539          32,444          29,536
                                        -------         -------         -------
Net book value                          $18,065         $19,349         $20,502
                                        ========        =======         =======


Depreciation is computed using the straight-line method over the estimated useful lives of the assets which primarily range from 4 to 19 years.

Goodwill - Goodwill represents the cost of acquisition in excess of tangible assets and identifiable intangible assets received. Since the goodwill was acquired prior to November 1970 it is not being amortized.

Coupon Expense - Coupon expense represents deductions from direct revenues for coupons related to Duncan Hines products. The expense is based on expected redemption rates of issued coupons based on historical data.

Costs of Products Sold - Inventories are valued at cost, which is not in excess of current market. Cost is primarily determined by the average cost method. The cost of products sold include allocations of costs to the Duncan Hines Business activities, including warehousing, utilities, insurance, and employee costs. These plant costs are allocated between the Duncan Hines Business and other food products that are produced at the Jackson Plant based primarily on number of employees, usage, and square footage.

Direct Marketing - Direct marketing represents specifically identified promotional, advertising, and other marketing expenses related to the Duncan Hines Business.

Direct Selling, Administrative & Other - Certain selling, administrative and other direct expenses are specifically identifiable and others are allocated to the Duncan Hines Brand based primarily on an estimate of actual time and effort spent, number of employees, and square footage. Such allocated expenses represent those charges that are attributable to the Duncan Hines Business and include Procter & Gamble's Food and Beverage Sector and the Duncan Hines Category related expenses such as human resources, public affairs, research and development, finance and accounting, selling, and other general administrative expenses. Certain other selling, administrative, and other expenses are provided to the Duncan Hines Business by Procter & Gamble that are not directly attributable or specifically identifiable to the business and, therefore, are excluded from direct selling, administrative, and other expenses in the accompanying statements. Such expenses primarily include Procter & Gamble's Corporate and North American region related expenses such as selling, human resources, executive compensation, management systems, finance and accounting, research and development, and general corporate expenses.
                                  * * * * * *

ITEM 7 (b):  PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements give effect to the acquisitions of the Log Cabin syrup business, the Duncan Hines business and the financings, and the application of the net proceeds therefrom as though the transactions occurred as of January 1, 1997 for the Pro Forma Statement of Operations and as of December 27, 1997 for the Pro Forma Balance Sheet. On July 1, 1997, Aurora acquired substantially all of the assets of the Log Cabin syrup business from Kraft Foods, Inc. ("Kraft"). On January 16, 1998, Aurora acquired substantially all of the assets of the Duncan Hines business from P&G and certain of its affiliates.

The unaudited pro forma statement of operations is a combination of the following (as presented on the next page): (a) audited Statement of Operations for the year ended December 27, 1997 of the Company, (b) unaudited Statement of Operations of the Log Cabin syrup business for the six months ended June 28, 1997, and (c) unaudited Statement of Direct Revenues and Direct Expenses of the Duncan Hines business for the twelve months ended December 31, 1997. The following unaudited pro forma balance sheet is based on the audited balance sheet of the Company as of December 27, 1997 and Statement of Equipment and Goodwill of the Duncan Hines business of P&G prepared to effect the acquisition of the Duncan Hines business by the Company as of December 27, 1997.

The pro forma financial information reflects pro forma adjustments that are based upon available information and which the Company believes are reasonable. The pro forma financial information does not necessarily reflect the results of operations or financial position of the company that actually would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated.

                               AURORA FOODS INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 27, 1997
                            (Dollars in thousands)

                                                                                   (1)
                                                  Aurora       Log Cabin       Duncan Hines             Pro forma
                                                Year Ended     Six Months      Twelve Months     ---------------------------
                                                December 27,     Ended            Ended          Adjustments
                                                   1997      June 28, 1997   December 31, 1997    (Note 1)         Combined
                                                 ---------   -------------   -----------------   ---------       ------------
                                                 (audited)    (unaudited)       (unaudited)
Net sales                                        $ 143,020        51,222         233,150            33,316 (a)      460,708
Cost of goods sold                                  45,729        18,067         160,577           (11,528)(b)      212,845 (h)
                                                 ---------   -------------   -----------------   ---------       ------------

  Gross profit                                      97,291        33,155          72,573            44,844          247,863


Brokerage, distribution and marketing:
Brokerage and distribution                          17,096         3,239               0            24,943 (c)       45,278
Trade promotions                                    26,075         9,457               0            25,809 (a)       61,341
Consumer marketing                                  15,142           597          16,450             2,984 (a)       35,173
                                                 ---------   -------------   -----------------   ---------       ------------

Total brokerage, distribution and
   marketing expenses                               58,313        13,293          16,450            53,736          141,792

Amortization of goodwill and other intangibles       5,938           675               0            13,386 (d)       19,999
Selling, general and administrative expenses         5,229         3,637           7,995                 0 (e)       16,861 (h)
Incentive compensation expense                       2,300             0               0                 0            2,300
Transition related expenses                          2,113             0               0            (2,113)(f)            0
                                                 ---------   -------------   -----------------   ---------       ------------
Total operating expenses                            15,580         4,312           7,995            11,273           39,160
                                                 ---------   -------------   -----------------   ---------       ------------

   Operating income                                 23,398        15,550          48,128           (20,165)          66,911

Interest income                                       (151)            0               0                               (151)
Interest expense                                    18,393             0               0            38,771           57,164 (g)
Amortization of deferred financing expense           3,059             0               0              (384)           2,675 (g)
Other bank and financing expense                        83             0               0                                 83
                                                 ---------   -------------   -----------------   ---------       ------------

   Income before income tax                          2,014        15,550          48,128           (58,552)           7,140
Income tax expense                                     779         6,376               0            (4,406)           2,749 (i)
                                                 ---------   -------------   -----------------   ---------       ------------

   Net income (loss)                             $   1,235         9,174          48,128           (54,146)           4,391
                                                 =========   =============   =================   =========       ============



(1) See Table 1 attached.

                         THE DUNCAN HINES BUSINESS OF
                        THE PROCTER AND GAMBLE COMPANY
                            (U.S. AND CANADA ONLY)

                         STATEMENTS OF DIRECT REVENUES
                             AND DIRECT EXPENSES
--------------------------------------------------------------------------------
(Amounts in Thousands)

The following table sets forth the Statement of Direct Revenues and Direct Expenses of the Duncan Hines business for the periods ended as indicated. The historical statements of Direct Revenues and Direct Expenses for the year ended June 30, 1997 and six months ended December 31, 1997 are derived from the financial statements of the Duncan Hines business included elsewhere in this Form 8-KA. The Statement of Direct Revenues and Direct Expenses for the six months ended June 30, 1996 are derived from the Duncan Hines business financial information which are not included in this Form 8-KA.


                                              Year Ended                   Six Months Ended                  Twelve Months Ended
                                             June 30, 1997       December 31, 1996   December 31, 1997        December 31, 1997

                                               (audited)         (unaudited)         (unaudited)                 (unaudited)

DIRECT REVENUES
        Gross Revenues                          $ 253,548         $ 146,124          $ 154,519                $ 261,943
        Less: Trade Spending                      (19,646)           (9,659)           (15,822)                 (25,809)
        Less: Redeemed Coupons                     (2,900)           (2,110)            (2,194)                  (2,984)
                                               -----------        -----------        -----------              -----------
          Net Direct Revenues                     231,002           134,355            136,503                  233,150

COST OF PRODUCTS SOLD:
        Product Cost                              144,261            80,361             85,139                  149,039
        Delivery Cost                              11,787             6,647              6,398                   11,538
                                               -----------        -----------        -----------              -----------
          Total Cost of Product Sold              156,048            87,008             91,537                  160,577

GROSS MARGIN                                       74,954            47,347             44,966                   72,573

DIRECT MARKETING:
        Consumer Promotional Expense                3,376             1,226              1,184                    3,334
        Advertising Expense                         9,957             5,576              6,549                   10,930
        Other Marketing Expenses                    2,520             1,453              1,119                    2,186
                                               -----------        -----------        -----------              -----------
          Total Direct Marketing Expense           15,853             8,255              8,852                   16,450

DIRECT SELLING, ADMINISTRATIVE
& OTHER                                            10,041             6,177              4,131                    7,995
                                               -----------        -----------        -----------              -----------


EXCESS OF DIRECT REVENUES
OVER DIRECT EXPENSES                             $ 49,060          $ 32,915           $ 31,983                 $ 48,128
                                               ===========        ===========        ===========              ===========

                  NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 27, 1997


Note 1. The pro forma statement of operations give effect to the following pro forma adjustments necessary to reflect the acquisition:

(a)  Adjustments to net sales reflect the following:
     Reclassification of amounts accounted for as trade spending, netted
       against sales, by P&G to trade promotions by the Company                $25,809
     Reclassification of amounts accounted for as a deduction
       to gross revenues, netted against sales, by P&G to cash discounts
       by the Company                                                            4,523
     Reclassification of amounts accounted for as redeemed
       coupons, netted against sales, by P&G to consumer marketing
       by the Company                                                            2,984
                                                                               -------
                                                                               $33,316
                                                                               =======
(b)  Adjustments to cost of goods sold reflect the following:

     Adjustments to convert Log Cabin cost of goods sold from a Last-in,
       First-out Inventory basis for the six month period ended June 30,
       1997, prior to July 1, 1997 acquisition by Aurora, to a First-in,
       First-out basis to be consistent with the inventory accounting
       policy of the Company                                                   $     9
     Reclassification of amounts accounted for as cost of sales by
       P&G to brokerage and distribution by the Company                        (11,538)
     Depreciation (1)                                                                1
                                                                               -------
                                                                           $   (11,528)
                                                                               =======

     (1) Represents adjustment to reflect pro forma depreciation expense after recording machinery and equipment at fair market value and depreciation over an estimated remaining useful life.


     The Company entered into a co-pack agreement (the "Agreement") with the Red Wing Company, Inc. ("Red Wing") on June 9, 1997, pursuant to which Red Wing will contract manufacture Mrs. Butterworth's Syrup for a period of five years. In addition, on November 19, 1997, the Company amended the Agreement, pursuant to which Red Wing will also contract manufacture Log Cabin Syrup over the remaining life of the Agreement. The Company commenced transferring production of Mrs. Butterworth's syrup from Conopco Inc., the prior owner of Mrs. Butterworth's and a subsidiary of Unilever United States, Inc. to Red Wing in September 1997 and expects to complete the transition by April 1998. The Company has commenced transferring production of the Log Cabin syrup from Kraft to Red Wing in February 1998 and expects to complete the transition by June 1998 .

     Currently, the Company is negotiating co-pack agreements whereby third parties will contract manufacture the Duncan Hines cake mix, frosting, brownies and specialty products. The Company anticipates lower conversion costs pursuant to the Red Wing Agreement and pending co-pack agreements. In total, the Company anticipates savings of $12.4 million. The adjustment related to the anticipated cost savings from the Agreement and pending co-pack agreements is not reflected in the pro forma statement of operations as it is not viewed as being directly related to the acquisitions.

(c) Adjustment reflects brokerage expense at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of Log Cabin syrup and Duncan Hines products and the reclass of $4,523 from (a) above. The Company anticipates savings of $0.7 million from 1997 brokerage costs due to the new contractual rates. In addition, the Company anticipates lower distribution costs of $3.8 million going forward. The savings relate to allocations made by the prior owner of the Duncan Hines business. However, as these potential adjustments are not viewed as being directly related to the acquisitions, the pro forma cost savings are not included in the pro forma statement of operations.

(d) Reflects intangible amortization expense as a result of the Duncan Hines Acquisition. Goodwill will be amortized on straight line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years.

(e) The Company has formal and informal agreements in place to operate the business on a stand-alone basis, and at the Duncan Hines Acquisition Closing Date had completed a thorough analysis of anticipated costs going forward. Based on these agreements and analysis, the Company developed a detailed annual operating budget which reflected approximately $11.3 million in factually supportable selling, general and administrative costs, which is approximately $5.6 million lower than the combined prior owners costs as set forth below. A substantial portion of these savings are attributable to a lower headcount relative to the headcount included in the historical allocations from Kraft and P&G. These direct and indirect allocations included multiple layers of management which the Company will not need to replicate. The table below reflects cost savings resulting from the new personnel infrastructure of the Company to reflect the Acquisition.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:

     1997 pro forma expenses                       $16,861

     Company's anticipated expenses:
             Executive and finance (1)               5,518
             Division management and marketing       3,139
             Sales                                   2,640
                                                   -------
          Total Company pro forma expense          $11,297
                                                   -------
          Difference                               $(5,564)
                                                   =======

     (1) Includes aggregate annual expense of $2,654 related to management and advisory services provided by Dartford and MDC.


     However, as these potential adjustments are not viewed as directly related to the acquisition of Log Cabin or Duncan Hines, the pro forma cost savings are not included in the unaudited pro forma statement of operations.

(f) Represents one-time costs incurred by the Company to establish operations including broker conversions and orientations, recruiting fees and costs related to the MBW and Log Cabin transition service agreements.

(g) Pro forma interest expense has been calculated based upon pro forma debt levels and the applicable interest rates. The table below presents pro forma interest expense, noted with the respective interest rates or fee, and pro forma amortization of deferred financing costs:


PRO FORMA INTEREST EXPENSE:
     Series B notes (9.875%)                               $ 9,875
     Series D notes (9.875%)                                 9,875
     Senior term debt:
     Tranche A (8.0%)                                       12,000
     Tranche B (8.25%)                                      12,375
     Tranche C (8.50%)                                      12,750
     Commitment fee                                            375
                                                           -------
          Pro forma cash interest expense                  $57,250
     Bond premium amortization (1)                             (86)
                                                           -------
           Pro forma interest expense                      $57,164
                                                           =======

     Pro forma amortization of deferred financing costs    $ 2,675
                                                           =======


     (1) Amount reflects amortization of bond premium of $2.5 million received in connection with the Series C notes offering which were exchanged for the Series D notes.

(h) Pro forma depreciation expense for the total Company included in cost of goods sold for the year ended December 27, 1997 is $4,961. Pro forma depreciation expense for the total Company included in selling, general and administrative is $0.1 million.

(i) Reflects an adjustment to the income tax provision to reflect an effective rate of 38.5%. The effective rate is an estimate based upon Aurora's effective rate as of December 27, 1997 and the tax deductible goodwill created by the Log Cabin and Duncan Hines acquisitions.

                                AURORA FOODS INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 27, 1997
                             (Dollars in thousands)


                                                                                             Pro Forma
                                                                                     --------------------------
                                                                         Duncan      Adjustments
Assets:                                                      Aurora       Hines       (Note 1)         Combined
                                                           ---------    ---------    -----------      ---------
Cash ...................................................   $   4,717    $       0    $   5,221  (a)   $   9,938
Accounts receivable, net ...............................      13,836            0       10,226  (b)      24,062
Inventories ............................................       6,902            0                         6,902
Prepaid expenses and other assets ......................       1,955            0          150  (c)       2,105
Current deferred tax asset .............................       2,966            0        1,164  (f)       4,130
                                                           ---------    ---------    -----------      ---------

              Total current assets .....................      30,376            0       16,761           47,137

Fixed assets, net ......................................      14,075       18,065       12,888  (d)      45,028
Deferred charges, goodwill and other intangible assets .     315,241        3,914      403,254  (e)     722,409
Other assets ...........................................      13,047            0        9,440  (f)      22,487
                                                           ---------    ---------    ---------        ---------

              Total assets .............................   $ 372,739    $  21,979    $ 442,343        $ 837,061
                                                           =========    =========    =========        =========


Liabilities and Stockholder's Equity:
Accounts payable and accrued expenses ..................   $  23,852    $       0    $      97  (g)   $  23,949

Senior term facility - current .........................       4,375            0        4,625  (h)       9,000
                                                           ---------    ---------    ---------        ---------
              Total current liabilities ................      28,227            0        4,722           32,949

Deferred tax liability .................................       3,745            0                         3,745
Senior secured revolving debt facility .................      37,500            0      (37,500) (h)           0
Senior secured term debt ...............................      35,625            0      405,375  (h)     441,000
Senior subordinated notes ..............................     202,419            0                       202,419
                                                           ---------    ---------    ---------        ---------

              Total liabilities ........................     307,516            0      372,597          680,113

Paid in capital ........................................      64,203       21,979       72,009  (i)     158,191
Promissory notes .......................................        (215)                     (366) (j)        (581)
Retained earnings/(deficit) ............................       1,235            0       (1,897) (f)        (662)
                                                           ---------    ---------    ---------        ---------
              Stockholder's equity .....................      65,223       21,979       69,746          156,948
                                                           ---------    ---------    ---------        ---------

              Total liabilities and stockholder's equity   $ 372,739    $  21,979    $ 442,343        $ 837,061
                                                           =========    =========    =========        =========

                       NOTES TO PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 27, 1997

Note 1: The pro forma balance sheet has been prepared to reflect the acquisition of the Duncan Hines business of P&G by the Company for an aggregate purchase price of approximately $445.0 million and the related financing. Pro forma adjustments are made to reflect:

(a) Reflects equity contributions and debt proceeds received in excess of the cost of the Duncan Hines business.

(b) Reflects receivable due from P&G related to the reimbursement of costs to be incurred in relocating machinery and equipment of the Duncan Hines business.

(c) Reflects prepaid bank fee related to the Second Amended and Restated Credit Agreement.

(d) Reflects the cost over book value of the property, plant and equipment of the Duncan Hines business of P&G acquired in connection with the Acquisition. The equipment has been recorded at fair market value.

(e) Reflects the excess of cost over book value of the purchased assets. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years. The Company will evaluate the net realizable value of intangible assets on an ongoing basis relying on a number of factors, including operating results and future undiscounted cash flows.

(f) Reflects the capitalization of deferred financing costs of $12.5 million incurred in connection with the financing of the Acquisition, net of the write-off of deferred financing costs on the existing credit facility of $3.1 million. The write-off of the $3.1 million, net of tax of $1.2 million, results in a net change of $1.9 million.

(g) Reflects $1.2 million of interest paid with the payoff of the existing senior secured debt, partially offset by an accrual for costs to be incurred in connection with the Acquisition.

(h) Reflects the net of (i) the payoff of the existing credit facility and (ii) the new senior secured bank debt borrowings under a Second Amended and Restated Credit Agreement.

(i) Represents the $93.8 million equity contribution from Aurora Foods Holdings Inc., net of the elimination of the equity associated with the assets of the Duncan Hines business of P&G.

(j) Reflects the additional promissory notes issued to officers of the Company at the time of the Acquisition.